                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) May 21, 2010

                   CONSOLIDATED CAPITAL PROPERTIES IV, LP

           (Exact name of Registrant as specified in its charter)

Delaware	0-11002	94-2768742
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File Number)	Identification Number)
Organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Properties IV, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCP IV Arbours of Hermitage, LLC, a Delaware limited liability company (the “Company”).  The Company owns The Arbours of Hermitage Apartments (“Arbours of Hermitage”), a 350-unit apartment complex located in Hermitage, Tennessee.  On May 21, 2010 (the “Effective Date”), the Company entered into a Purchase and Sale Contract (the “Purchase Contract”) with a third party, Neyland Apartment Associates LLC, a Tennessee limited liability company (the “Purchaser”), to sell Arbours of Hermitage for a total sales price of $16,600,000.

The following is a summary of the terms and conditions of the Purchase Contract, which summary is qualified in its entirety by reference to the Purchase Contract, a copy of which is attached hereto as an exhibit.

PURCHASE PRICE.   The total purchase price is $16,600,000, subject to certain prorations and adjustments at the closing.  The Purchaser agreed to deliver an initial deposit (the “Initial Deposit”) of $166,000 to the escrow agent within two business days of the Effective Date.

FEASIBILITY PERIOD.  The feasibility period ends on July 8, 2010. If the Purchaser fails to notify the Registrant in writing of its intent to terminate the Purchase Contract prior to the end of the feasibility period, the Initial Deposit will become non-refundable and the Purchase Contract will remain in full force and effect.  If the Purchaser notifies the Registrant in writing of its intent to terminate the Purchase Contract prior to the end of the feasibility period, the Initial Deposit will be returned to the Purchaser. On or before July 12, 2010, the Purchaser is required to deliver to the escrow agent an additional deposit of $234,000(the “Additional Deposit”).

CLOSING.    The expected closing date of the transaction is July 19, 2010.  The Company has the option to extend the closing date to July 30, 2010 by delivering written notice to the Purchaser no later than five days prior to the scheduled closing date. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.   The Purchaser agreed to pay (i) any recording fees and sales, use, gross receipts or similar taxes; (ii) all recordation and transfer taxes, documentary stamp taxes and similar charges, if any, applicable to the transfer of the property to the Purchaser; (iii) all mortgage recording fees and taxes on new financing obtained by the Purchaser; (iv) any premiums or fees required to be paid by the Purchaser with respect to the title policy; and (v) one-half of the customary closing costs of the escrow agent.  The Company agreed to pay (i) the base premium for its title policy (ii) and one-half of the customary closing costs of the escrow agent.

REPRESENTATIONS AND WARRANTIES.     The Company and the Purchaser each made limited representations and warranties to the other.

FIRE DAMAGE.   Arbours of Hermitage sustained fire damages in November 2009.  The parties agreed that if fire related repairs to the property are not completed prior to the closing date, then the closing will occur and the Purchaser will be responsible for completion of the repair work.  To the extent insurance proceeds relating to the fire damages have not been spent by the Company as of the closing date, the Company agreed to provide the Purchaser with a credit against the purchase price equal to the sum of (i) the applicable deductible amount under the Company’s insurance policy and (ii) any insurance proceeds received by the Company related to the fire damaged property. In addition, the Company agreed to assign to the Purchaser any outstanding and unpaid claims for insurance proceeds related to the fire damaged property.  The Company and Purchaser agreed that the maximum claim that may be made for insurance proceeds would not exceed $1,169,598. In lieu of assigning any outstanding claims from rental loss or business interruption insurance, at closing, the Company agreed to provide the Purchaser with a credit against the purchase price equal to the product of (i) the number of months between the closing date through October 31, 2010 and (ii) $9,031.31.

RISK OF LOSS.     The risk of loss or damage to Arbours of Hermitage by reason of any insured or uninsured casualty during the period through and including the closing date in excess of $1,000,000 is not the obligation of the Company. The Company agreed to notify the Purchaser in writing of such damage or destruction and the Purchaser may within 10 days notify the Company in writing of its election to terminate the contract. With respect to any loss or damage equal to or less than $1,000,000, the Company agreed to either complete repairs if possible prior to the closing date or assign any insurance proceeds to the Purchaser.  The Company agreed to maintain in full force and effect until the closing date all existing insurance coverage on Arbours of Hermitage.

ASSIGNMENT.     With the exception of an assignment to an affiliate of the Purchaser, the Purchase Contract is not assignable by the Purchaser without the prior written approval of the Company.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, the Purchaser will forfeit its deposits to the Company, and neither the Purchaser nor the Company will be obligated to proceed with the purchase and sale.  The Company expressly waived the remedies of specific performance and additional damages for defaults by the Purchaser.

If the Company, prior to the closing, defaults in its representations, warranties, covenants, or obligations, the Purchaser has the option of (i) terminating the Purchase Contract, receiving a return of its deposits and recovering, as its sole recoverable damages, its documented direct and actual out-of-pocket expenses and costs up to $75,000, or (ii) subject to certain conditions, seeking specific performance of the Company’s obligations pursuant to the Purchase Contract.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.153      Purchase and Sale Contract between CCP IV Arbours of Hermitage, LLC, a Delaware limited liability company, and Neyland Apartment Associates, LLC, a Tennessee limited liability company, dated May 21, 2010.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

The agreement included as an exhibit to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•                     should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•                     have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•                     may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•                     were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL PROPERTIES IV, LP

By:   ConCap Equities, Inc.

General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: May 27, 2010